S  T  R  U  C  T  U  R  E  D    I  N  V  E  S  T  M  E  N  T  S
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Client Strategy Guide: August 2009 Offerings
[GRAPHIC OMITTED]

                                                        Free Writing Prospectus
                                                          Dated August 12, 2009
                                          Registration Statement No. 333-156423
                                                     Filed Pursuant to Rule 433

[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3

Selected Features & Risk Disclosures .... page 4

Structured Investments Spectrum .... page 5

Core Offerings

Six Core Investments Offered Each Month

U.S. Equities	Capital Protected Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 6 Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 7 Bull PLUS℠ based on the S&P 500® Index (SPX) by Barclays Bank PLC .... page 8
International Equities	Buffered PLUS℠ based on the iShares® MSCI EAFE Index Fund (EFA) by JPMorgan Chase & Co. .... page 9
Commodities	95% Capital Protected Commodity-Linked Notes based on the Dow Jones-UBS Commodity Index℠ by Morgan Stanley .... page 10
Currencies	Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar by Morgan Stanley .... page 11

Tactical Offerings

Actionable Themes in the Market Place

U.S. Equities	Certificates of Deposit based on the Dow Jones Industrial Average℠ by Wells Fargo Bank, N.A. .... page 12 14.5% to 18.5% RevCons℠ based on Wells Fargo & Company (WFC) by Eksportfinans ASA .... page 13
International Equities	Bull PLUS℠ based a Basket of Asian Exchange Traded Funds (FXI, EWT, EWY, EWH) by Morgan Stanley .... page 14 Protected Absolute Return Barrier Notes based on iShares® MSCI EAFE Index Fund by Morgan Stanley .... page 15
Currencies	Currency-Linked Capital Protected Notes based on a "BRIC" Currency Basket vs. the U.S. Dollar by Morgan Stanley .... page 16

Selected Risks & Considerations .... page 17

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. August 2009

                                                                  MorganStanley
                                                                     SmithBarney

Client Strategy Guide: August 2009 Offerings
                                                                         Page 3
Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

o    For Registered Offerings Issued by Morgan Stanley:
             Morgan Stanley's CIK on the SEC web site is 0000895421
o    For Registered Offerings Issued by Barclays Bank PLC:
             Barclays Bank PLC's CIK on the SEC web site is 0000312070
o    For Registered Offerings Issued by Eksportfinans ASA:
             Eksportfinans's CIK on the SEC web site is 0000700978
o    For Registered Offerings Issued by JPMorgan Chase & Co.:
             JPMorgan's CIK on the SEC web site is 0000019617

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Additional Information for Certificates of Deposit (CDs)

CDs are not SEC registered offerings. For indicative terms and conditions on any Certificate of Deposit, please contact your Morgan Stanley Smith Barney
Financial Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August 2009

                                                                  MorganStanley
                                                                     SmithBarney

Client Strategy Guide: August 2009 Offerings                              Page 4

Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies or interest rates
o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer.
The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured
Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August 2009

                                                                  MorganStanley
                                                                     SmithBarney

Client Strategy Guide: August 2009 Offerings                              Page 5

Structured Investments Spectrum

Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Protect Principal, Enhance Yield, Leverage Performance
and Access.

Protect Principal Investments combine the return of some or all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.
-    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some or all principal at maturity.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.
-    May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.
-    May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.
-    May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August 2009

MorganStanley SmithBarney
Client Strategy Guide: August 2009 Offerings Page 6

Opportunities in U.S. Equities

Protect Principal ○ Capital Protected Notes based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying index does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited by the maximum payment at maturity

Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of Morgan Stanley and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	February 25, 2015 (5.5 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	The payment at maturity per $10 stated principal amount will equal: $10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity *In no event will the payment at maturity be less than $10 or greater than the Maximum Payment at Maturity*.
Supplemental Redemption Amount	$10 x Index Percent Change x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0 or greater than $5.00 to $6.00 per note, to be determined on the pricing date.
Maximum Payment at Maturity	$16.00 to $17.00 per note (160% to 170% of the stated principal amount), to be determined on the pricing date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1]*Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                     SmithBarney

Client Strategy Guide: August 2009 Offerings                              Page 7

Opportunities in U.S. Equities
------------------------------------
Leverage Performance                 |_|  Buffered PLUS(SM) based on the S&P 500(R)
------------------------------------      Index (SPX)

------------ ----------------------------------------------------------------------
             |X|  Leveraged exposure to an underlying asset up to a cap, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity
Strategy     |X|  May be appropriate for investors who anticipate moderate price
Overview          appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity
------------ ----------------------------------------------------------------------

---------------- --------------------------------------------------------------
                 |X|   No principal protection
Risk             |X|   Full downside exposure to the underlying index beyond
Considerations         the buffer amount
                 |X|   Appreciation potential is limited to the maximum
                       payment at maturity
                 |X|   Does not provide for current income; no interest
                       payments
---------------- --------------------------------------------------------------

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance of the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated and (i) if the closing value of the asset has not declined below the specified buffer amount, an investor will receive the stated
principal amount or (ii) if the closing value of the asset is below the buffer amount, an investor will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley and all payments on the Buffered
PLUS are subject to the credit risk of Morgan Stanley.

                        --------------------------------------------------------
Issuer                  Morgan Stanley
                        --------------------------------------------------------
Underlying              S&P 500(R) Index (SPX)
                        --------------------------------------------------------
Maturity Date           August 29, 2011 (2 Years)
                        --------------------------------------------------------
Leverage Factor         200%
                        --------------------------------------------------------
Buffer Amount           10%
                        --------------------------------------------------------
Payment at Maturity     o   If the Final Index Value is greater than the
                            Initial Index Value:
                            o   $10 + the Leveraged Upside Payment
                        In no event will the payment at maturity exceed the
                        Maximum Payment at Maturity.
                        o   If the Final Index Value is less than or equal to
                            the Initial Index Value but has decreased from the
                            Initial Index Value by an amount less than or equal
                            to the Buffer Amount of 10%:
                            o   $10
                        o   If the Final Index Value is less than the Initial
                            Index Value and has decreased from the Initial
                            Index Value by an amount greater than the Buffer
                            Amount of 10%:
                            o   ($10 x the Index Performance Factor) + $1.00
                        This amount will be less than the stated principal
                        amount of $10.00. However, under no circumstances will
                        the payment at maturity be less than $1.00 per Buffered
                        PLUS.
                        --------------------------------------------------------
Leveraged Upside
  Payment               $10 x Leverage Factor x Index Percent Increase
                        --------------------------------------------------------
Index Percent Increase  (Final Index Value - Initial Index Value) /
                        Initial Index Value
                        --------------------------------------------------------
Maximum Payment at
  Maturity              $12.10 to $12.60 per Buffered PLUS (121% to 126% of the
                        stated principal amount), to be determined on the
                        pricing date
                        --------------------------------------------------------
Minimum Payment at
  Maturity              $1.00 per Buffered PLUS (10% of the stated principal
                        amount)
                        --------------------------------------------------------
Index Performance
  Factor                Final Index Value / Initial Index Value
                        --------------------------------------------------------
Issue Price             $10 per Buffered PLUS
                        --------------------------------------------------------
Listing                 The Buffered PLUS will not be listed on any securities
                        exchange.
                        --------------------------------------------------------
Expected Pricing
  Date(1)               This offering is expected to close for ticketing on
                        Monday - August 24, 2009.
                        --------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August 2009

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 8

Opportunities in U.S. Equities

Leverage Performance

Bull PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the S&P 500® Index
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Barclays Bank PLC and all payments on the PLUS are subject to the credit risk of Barclays Bank PLC.

Issuer	**Barclays Bank PLC**
Underlying	S&P 500® Index (SPX)
Maturity Date	September 28, 2010 (13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.70 to $12.20 per PLUS (117% to 122% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: o $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **less than or equal** to the Initial Index Value: o $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                     SmithBarney

Client Strategy Guide: August 2009 Offerings                              Page 9

Opportunities in International Equities
-----------------------
Leverage Performance   |_|  Buffered PLUS(SM) based on the iShares(R)
-----------------------     MSCI EAFE Index Fund (EFA)

---------- -----------------------------------------------------------------------
           |X|   Leveraged exposure to an underlying asset up to a cap, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity
Strategy   |X|   May be appropriate for investors who anticipate moderate price
Overview         appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity
---------- -----------------------------------------------------------------------

---------------- -------------------------------------------------------------

                 |X|  No principal protection
                 |X|  Full downside exposure to the underlying index beyond
Risk                  the buffer amount
Considerations   |X|  Appreciation potential is limited to the maximum
                      payment at maturity
                 |X|  Does not provide for current income; no interest
                      payments
---------------- -------------------------------------------------------------

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing price of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of JPMorgan Chase & Co., and all payments on the Buffered
PLUS are subject to the credit risk of JPMorgan Chase & Co.

                        --------------------------------------------------------
Issuer                  JPMorgan Chase & Co.
                        --------------------------------------------------------
Underlying              iShares(R)  MSCI EAFE Index Fund (EFA)
                        --------------------------------------------------------
Maturity Date           August 31, 2011 (2 Years)
                        --------------------------------------------------------
Leverage Factor         200%
                        --------------------------------------------------------
Buffer Amount           10%
                        --------------------------------------------------------
Payment at Maturity     o   If the Final Share Price is greater than the
                            Initial Share Price:
                            o   $10 + the Leveraged Upside Payment
                        In no event will the payment at maturity exceed the
                        Maximum Payment at Maturity.
                        o   If the Final Share Price is less than or equal to
                            the Initial Share Price but has decreased from the
                            Initial Share Price by an amount less than or equal
                            to the Buffer Amount of 10%:
                            o   $10
                        o   If the Final Share Price is less than the Initial
                            Share Price and has decreased from the Initial
                            Share Price by an amount greater than the Buffer
                            Amount of 10%:
                            o   ($10 x the Share Performance Factor) + $1.00
                        This amount will be less than the stated principal
                        amount of $10.00. However, under no circumstances will
                        the payment at maturity be less than $1.00 per Buffered
                        PLUS.
                        --------------------------------------------------------
Leveraged Upside
  Payment               $10 x Leverage Factor x Share Percent Increase
                        --------------------------------------------------------
Share Percent Increase  (Final Share Price - Initial Share Price) /
                        Initial Share Price
                        --------------------------------------------------------
Maximum Payment at
  Maturity              $12.80 to $13.30 per Buffered PLUS (128% to 133% of the
                        stated principal amount), to be determined on the
                        pricing date
                        --------------------------------------------------------
Minimum Payment at
  Maturity              $1.00 per Buffered PLUS (10% of the stated principal
                        amount)
                        --------------------------------------------------------
Share Performance
  Factor                Final Share Price / Initial Share Price
                        --------------------------------------------------------
Issue Price             $10 per Buffered PLUS
                        --------------------------------------------------------
Listing                 The Buffered PLUS will not be listed on any securities
                        exchange.
                        --------------------------------------------------------
Expected Pricing
  Date(1)               This offering is expected to close for ticketing on
                        Monday - August 24, 2009.
                        --------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August 2009

Morgan Stanley Smith Barney

Client Strategy Guide: August 2009 Offerings Page 10

Opportunities in Commodities

Protect Principal

○ 95% Capital Protected Commodity-Linked Notes based on the Dow Jones-UBS Commodity Index[SM]

Strategy Overview

- ✓ 95% principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying commodity index, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying commodity index over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ 95% principal protection is available only at maturity and is subject to issuer's credit risk
- ✓ Will yield no positive return if the underlying commodity index does not appreciate
- ✓ Exposure concentrated in physical commodities
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited to the maximum payment at maturity

95% Capital Protected Commodity-Linked Notes offer investors the opportunity to receive at maturity an amount of cash that may be more or less than the stated principal amount based on the performance of certain commodities or commodity indices. Unlike ordinary debt securities, the notes do not pay interest and provide for a minimum payment amount of only 95% of the principal at maturity. Instead, the payment at maturity will be greater than the $1,000 stated principal amount per note if the final index value is **greater than** the initial index value, subject to a maximum payment amount, and less than the $1,000 stated principal amount per note if the final index value is **less than** the initial index value, subject to the minimum payment amount. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Dow Jones-UBS Commodity Index[SM]
Maturity Date	August 30, 2013 (4 Years)
Principal Protection	95% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	▪ If the Final Index Value is **greater than** the Initial Index Value, ○ $1,000 + Supplemental Redemption Amount *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* ▪ If the Final Index Value is **less than or equal to** the Initial Index Value, ○ $1,000 x (Final Index Value / Initial Index Value) *This amount will be less than the stated principal amount of $1,000 unless the Final Index Value equals the Initial Index Value. However, under no circumstances will the payment at maturity be less than the Minimum Payment at Maturity of $950 per note.*
Supplemental Redemption Amount	$1,000 x Participation Rate x Commodity Percent Change; *provided* that the Supplemental Redemption Amount will not be less than zero and will not be more than $550 to $600, as determined on the pricing date.
Maximum Payment at Maturity	$1,550 to $1,600 (155% to 160% of the stated principal amount). The Maximum Payment at Maturity will be determined on the pricing date.
Minimum Payment at Maturity	$950 per note (95% of the stated principal amount)
Commodity Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2009

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 11

Opportunities in Currencies

Protect Principal ○ Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of nine currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer's credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Basket	The Basket will be composed of 70% equally-weighted developed market currencies and 30% equally-weighted emerging market currencies as follows:

70% Developed Market Currencies	Weighting	30% Emerging Market Currencies	Weighting
Australian dollar ("AUD")	11.6667%	Brazilian real ("BRL")	10.0000%
British pound ("GBP")	11.6667%	Chinese renminbi ("CNY")	10.0000%
Canadian dollar ("CAD")	11.6667%	Indian rupee ("INR")	10.0000%
Eurozone euro ("EUR")	11.6667%		
Japanese yen ("JPY")	11.6667%		
Swiss franc ("CHF")	11.6667%		

Maturity Date	February 28, 2013 (3.5 Years)
Principal Protection	100%, subject to issuer's credit risk
Participation Rate	120% to 140%, to be determined on the pricing date
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.
Basket Performance	Sum of the currency performance values of each of the basket currencies
Currency Performance	With respect to AUD, EUR and GBP: (final exchange rate / initial exchange rate) – 1 With respect to BRL, CAD, CHF, CNY, INR and JPY: (initial exchange rate / final exchange rate) – 1 *Under the terms of the note, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*
Currency Performance Value	Currency Performance x Weighting
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1]*Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: August 2009 Offerings                             Page 12
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Protect Principal   o   Certificates of Deposit based on the Dow Jones
                        Industrial AverageSM

------------------ -------------------------------------------------------------
Strategy            |X| Full principal protection, at maturity, subject to
Overview                applicable FDIC Insurance limits and the issuer's credit
                        risk

                    |X| May be appropriate for long-term investors who desire
                        principal protection at maturity with the opportunity to
                        participate in any average appreciation of the Dow Jones
                        Industrial Average
------------------ -------------------------------------------------------------
                    |X| Principal protection is available only at maturity and
 Risk                   is subject to applicable FDIC insurance limits and
 Consideration          issuer's credit risk

                    |X| Contingent annual coupon is variable and may be zero in
                        some or all periods
------------------ -------------------------------------------------------------
This CD provides you with the ability to participate in any average appreciation of the Dow Jones Industrial Average during the term of the CD. If you hold your
CDs until stated maturity, you will receive the Deposit Amount of your CDs plus a return based on the average appreciation, if any, of the Index.
                          ------------------------------------------------------
Issuer                    Wells Fargo Bank, N.A.
                          ------------------------------------------------------
Underlying                Dow Jones Industrial AverageSM
                          ------------------------------------------------------
Maturity Date             August 31, 2015 (6 Years)
                          ------------------------------------------------------
Participation Rate        100%
                          ------------------------------------------------------
Payment                   at Maturity On the Stated Maturity Date, you will
                          receive the Deposit Amount of your CD plus the Index
                          Interest, if any. The CDs will not earn interest prior
                          to the Stated Maturity Date.
                          ------------------------------------------------------
Index                     Interest The Index Interest will be equal to the
                          greater of (i) zero and (ii) the product of:

                          o  Deposit Amount of the CD; and

                          o  Average Index Level - Initial Index Level Initial
                             Index Level

                          ------------------------------------------------------
Average                   Index Level The Average Index Level will be the
                          arithmetic average of the Closing Levels of the Index
                          on the Valuation Dates.
                          ------------------------------------------------------
Valuation Dates           The Valuation Dates will be August 24, 2010, August
                          24, 2011, August 24, 2012, August 26, 2013, August 25,
                          2014 and August 24, 2015; provided, however, if such
                          day is not a Trading Day, the scheduled Valuation Date
                          will be postponed until the next succeeding Trading
                          Day. If a Market Disruption Event occurs or is
                          continuing on a scheduled Valuation Date (or, as
                          provided in the preceding sentence, a postponed
                          Valuation Date), such Valuation Date will be postponed
                          to the first succeeding Trading Day on which there is
                          not a Market Disruption Event. If a scheduled
                          Valuation Date has been postponed eight Business Days
                          after an originally scheduled Valuation Date and such
                          eighth Business Day is not a Trading Day, or if a
                          Market Disruption Event occurs or is continuing on
                          such eighth Business Day, the issuer will determine
                          the Closing Level of the Index on such eighth Business
                          Day in accordance with the formula for and method of
                          calculating the Closing Level of the Index last in
                          effect prior to commencement of the Market Disruption
                          Event, using the Closing Price (or, if trading in the
                          relevant securities has been materially suspended or
                          materially limited, its good faith estimate of the
                          Closing Price that would have prevailed but for such
                          suspension or limitation or non-Trading Day) on that
                          eighth Trading Day of each security most recently
                          included in the Index.
                          ------------------------------------------------------
Issue Price               $1,000 per CD
                          ------------------------------------------------------
FDIC                      Insurance The Deposit Amount of a CD is insured by the
                          FDIC, subject to applicable FDIC insurance limits. The
                          FDIC takes the position that the Index Interest is
                          generally not covered by its insurance.
                          ------------------------------------------------------
Expected Pricing Date(1)  This offering is expected to close for ticketing on Monday - August 24, 2009.
                          ------------------------------------------------------
(1)Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August  2009

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: August 2009 Offerings                             Page 13
--------------------------------------------------------------------------------

Opportunities in U.S. Equities

Enhance Yield       o   14.5% to 18.5% RevConsSM based on Wells Fargo & Company
                        (WFC)
---------------------- ---------------------------------------------------------
  Strategy          |X| Relatively short-term yield enhancement strategy that
  Overview              offers above-market, fixed monthly coupons in exchange
                        for no appreciation potential on the underlying
                        reference shares and full downside exposure to the
                        underlying reference shares

                    |X| RevCons offer limited protection against a decline in
                        the price of the underlying knock-in level on any
                        trading day during the investment term and close below
                        reference shares at maturity, but only if the underlying
                        reference shares do not close at or below Risk
                        Considerations the initial reference level at maturity,
                        the RevCons will redeem for a predetermined knock-in
                        level on any trading day during the investment term
                        underlying reference shares or the equivalent cash
                        value, which will be less

                    |X| Monthly coupon is paid regardless of the underlying
                        reference shares' performance
---------------------- ---------------------------------------------------------
                    |X| No principal protection
Risk
Considerations      |X| Full downside exposure to the underlying reference
                        shares if the underlying shares close at or below the
                        knock-in level on any trading day during the investment
                        term

                    |X| No participation in any appreciation of the underlying
                        reference shares

                    |X| If the underlying reference shares close at or below the
                        specified knock-in level on any trading day during the
                        investment term and close below the initial reference
                        level at maturity, the RevCons will redeem for
                        underlying reference shares or the equivalent cash
                        value, which will be less than the initial investment
---------------------- ---------------------------------------------------------
Reverse convertible notes offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) in return for the risk that the RevCons will redeem for a number of shares (or at the issuer's option, the cash equivalent thereof) of the Reference Share at maturity if the closing price of the Reference Share trades at or below the Knock-In Level on any
Trading Day from and including the Trading Day immediately after the Trade Date to and including the Determination Date, and the closing price of the Reference
Share on the Determination Date is below the initial price. The value of these shares (or the cash value thereof) will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the Reference Share never trades at or below the Knock-in Level, the RevCons will return the stated face amount
($1,000.00 per RevCon) at maturity. The coupon is paid regardless of the performance of the Reference Share. RevCons are not principal protected. All payments on the RevCons are subject to the credit risk of Eksportfinans ASA.

                    ------------------------------------------------------------
Issuer              Eksportfinans ASA
                    ------------------------------------------------------------
Reference Share     Wells Fargo & Company (WFC)
                    ------------------------------------------------------------
Maturity            February 16, 2010 (6 Months)
                    ------------------------------------------------------------
Monthly             Coupon 14.5% to 18.5% per annum, payable monthly beginning
                    September 26, 2009. The actual interest rate will be
                    determined on the pricing date.
                    ------------------------------------------------------------
Redemption Amount   o   If the closing price per share of the Reference Share
                        has not been at or below the Knock-In Level on any
                        Trading Day from and including the Trading Day
                        immediately following the Trade Date to and including
                        the Determination Date (the Knock-In Level Trigger), as
                        determined by the calculation agent in its sole
                        discretion, a cash payment of $1,000 (i.e. 100% of the
                        face amount), or

                    o   if the Knock-In Level Trigger has occurred, (a) a cash
                        payment of $1,000 (i.e. 100% of the face amount) if the
                        Final Reference Level on the Determination Date is equal
                        to or greater than the Initial Reference Level, as
                        determined by the calculation agent in its sole
                        discretion, or (b) a number of Reference Shares equal to
                        the Share Redemption Amount (or, at our option, the cash
                        value thereof) if the Final Reference Level on the
                        Determination Date is less than the Initial Reference
                        Level.
                    ------------------------------------------------------------
Determination Date  February 23, 2010
                    ------------------------------------------------------------
Knock-In Level      70% of the Initial Reference Level
                    ------------------------------------------------------------
Share Redemption
  Amount            The stated principal amount divided by the Initial Reference
                    Level, subject to adjustment for corporate events.
                    ------------------------------------------------------------
Issue Price         $1,000 per RevCons
                    ------------------------------------------------------------
Listing The RevCons will not be listed on any securities exchange.
                    ------------------------------------------------------------
Expected
 Pricing Date(1)    This offering is expected to close for ticketing on
                    Monday - August 24, 2009.
                    ------------------------------------------------------------
(1)Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August  2009

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 14

Opportunities in International Equities

Leverage Performance

Bull PLUS[SM] based on a Basket of Asian Exchange Traded Funds (FXI, EWT, EWY, EWH)

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the basket of ETFs and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the basket of ETFs
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more than, equal to or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**	
Underlying Basket	Exchange Traded Funds	Weighting
	iShares® FTSE / Xinhua China 25 Index Fund (FXI)	25%
	iShares® MSCI South Korea Index Fund (EWY)	25%
	iShares® MSCI Hong Kong Index Fund (EWH)	25%
	iShares® MSCI Taiwan Index Fund (EWT)	25%
Maturity Date	September 28, 2010 (13 Months)	
Leverage Factor	300%	
Basket Percent Increase	(Final Basket Value - Initial Basket Value) / Initial Basket Value	
Maximum Payment at Maturity	$12.40 to $12.90 per PLUS (124% to 129% of the stated principal amount), to be determined on the pricing date	
Payment at Maturity	• If the Final Basket Value is **greater than** the Initial Basket Value: ∘ $10 + ($10 x Leverage Factor x Basket Percent Increase) *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Basket Value is **less than or equal** to the Initial Basket Value: ∘ $10 x Basket Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*	
Basket Performance Factor	Final Basket Value / Initial Basket Value	
Listing	The PLUS will not be listed on any securities exchange.	
Issue Price	$10 per PLUS	
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.	

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2009

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: August 2009 Offerings                             Page 15
--------------------------------------------------------------------------------

Opportunities in International Equities

Protect Principal                 o Protected Absolute Return Barrier Notes
                                  based on the iShares(R) MSCI EAFE Index Fund
                                  (EFA)

--------------------------------------------------------------------------------
Strategy                      |X|  A market neutral strategy providing positive
Overview                           returns within a predetermined band with
                                   full principal protection at maturity,
                                   subject to issuer's credit risk, that may be
                                   appropriate for investors who are uncertain
                                   which way the market will trade, but hold
                                   the view it will trade within a specified
                                   range
--------------------------------------------------------------------------------

Risk Consideration            |X|  Principal protection is available only at
                                   maturity and is subject to issuer's credit
                                   risk

                              |X|  Will yield no positive return if at any
                                   time, on any day, the underlying asset
                                   trades outside a predetermined band

                              |X|  The specified range is wider on the upside
                                   than on the downside and, accordingly, the
                                   maximum potential payment on the notes is
                                   greater if the underlying asset appreciates
                                   than if the underlying asset depreciates

                              |X|  Because the lower limit of the specified
                                   range is smaller than the upper limit, a
                                   decline in the share price may be more
                                   likely to move the share price outside of
                                   the price range

                              |X|  Does not provide for current income; no
                                   interest payments

                              |X|  Appreciation potential is limited to the
                                   maximum potential payment

--------------------------------------------------------------------------------
Protected Absolute Return Barrier Notes provide principal protection as well as potential appreciation based on the absolute value of the return of the underlying asset, but only if the underlying asset remains within a specified range at all times during the term of the notes. Consequently, you will receive a positive return whether the value of the underlying asset on the valuation date is higher or lower than the initial share price, as long as the value of the underlying asset remains within the specified range at all times. The specified range is wider on the upside than on the downside and, accordingly, the maximum potential payment on the notes is greater if the underlying asset appreciates than if the underlying asset depreciates from the initial share price. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

                             ---------------------------------------------------
Issuer                       Morgan Stanley
                             ---------------------------------------------------
Underlying                   iShares(R)  MSCI EAFE Index Fund (EFA)
                             ---------------------------------------------------
Maturity Date                August 29, 2011 (2 Years)
                             ---------------------------------------------------
Principal Protection         100% at maturity, subject to issuer's credit risk
                             ---------------------------------------------------
Participation Rate           100% of the absolute value of any appreciation or
                             depreciation of the share price, as long as the
                             share price never trades above or below the Price
                             Range
                             ---------------------------------------------------
                             Any value of the Index that is:
Price  Range                 o    greater than or equal to      , which is the
                                  Initial Share Price x 80% to 84%; and

                             o    less than or equal to      , which is the
                                  Initial Share Price x 126% to 130%
                             ---------------------------------------------------
Maturity Redemption
  Amount                     $10 plus Supplemental Redemption Amount (if any)
                             ---------------------------------------------------
Supplemental Redemption
  Amount                     o    If at all times during the Observation Period
                                  the share price is within the Price Range:
                                  $10 times the Absolute Price Return; or

                             o    If at any time on any day during the
                                  Observation Period the share price is outside
                                  the Price Range: $0
                             ---------------------------------------------------
Maximum Potential
  Payment                    o    If the Final Share Price increases from the
                                  Initial Share Price: $12.60 to $13.00 per
                                  note (126% to 130% of the stated principal
                                  amount); or

                             o    If the Final Share Price decreases from the
                                  Initial Share Price: $11.60 to $12.00 per
                                  note (116% to 120% of the stated principal
                                  amount)
                             ---------------------------------------------------
Observation Period           The period of regular trading hours on each
                             trading day on which there is no market disruption
                             event with respect to the underlying asset,
                             beginning on, and including, the trading day
                             following the pricing date and ending on, and
                             including, the valuation date.
                             ---------------------------------------------------
Valuation Date               August 24, 2011, subject to postponement for
                             non-trading days and certain market disruption
                             events.
                             ---------------------------------------------------
Absolute Price Return        Absolute value of
                             (Final Share Price - Initial Share Price) /
                             Initial Share Price
                             ---------------------------------------------------
Coupon                       None
                             ---------------------------------------------------
Listing                      The notes will not be listed on any securities
                             exchange.
                             ---------------------------------------------------
Issue Price                  $10 per note
                             ---------------------------------------------------
Expected Pricing
  Date(1)                    This offering is expected to close for ticketing
                             on Monday - August 24, 2009.
                             ---------------------------------------------------
(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August  2009

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: August 2009 Offerings                             Page 16
--------------------------------------------------------------------------------

Opportunities in Currencies

Protect Principal             o    Currency-Linked Capital Protected Notes based
                                   on a "BRIC" Currency Basket vs. the U.S.
                                   Dollar
---------------- ---------------------------------------------------------------
Strategy                      |X|  Full principal protection at maturity,
Overview                           subject to issuer's credit risk; investors
                                   may receive an additional payment based on
                                   the performance of the underlying basket

                              |X|  The return on the notes will be based on the
                                   appreciation, if any, of a basket of four
                                   currencies relative to the U.S. dollar

                              |X|  May be appropriate for investors who have a
                                   bullish outlook on the underlying basket over
                                   the investment term, but are concerned about
                                   potential loss of principal
-------------------- -----------------------------------------------------------
Risk Considerations           |X|  Principal protection is available only at
                                   maturity and is subject to issuer's credit
                                   risk

                              |X|  Will yield no positive return if the
                                   underlying basket does not appreciate

                              |X|  Does not provide for current income; no
                                   interest payments

                              |X|  Notes are subject to currency exchange risk
-------------------- -----------------------------------------------------------

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
                              --------------------------------------------------
Issuer                        Morgan Stanley
                              --------------------------------------------------
Underlying Basket             Brazilian real ("BRL")
(Equally-Weighted at 25%)     Russian ruble ("RUB")
                              Indian rupee ("INR")
                              Chinese renminbi ("CNY")
                              --------------------------------------------------
Maturity Date                 May 31, 2012 (2.75 Years)
                              --------------------------------------------------
Principal Protection          100%, subject to issuer`s credit risk
                              --------------------------------------------------
Participation Rate            110% to 130%, to be determined on the pricing date
                              --------------------------------------------------
Payment at Maturity           $1,000 + Supplemental Redemption Amount (if any)
                              --------------------------------------------------
Supplemental Redemption
  Amount                      $1,000 x Basket Performance x Participation Rate;
                              provided that the Supplemental Redemption Amount
                              will not be less than $0.
                              --------------------------------------------------
Basket Performance            Sum of the currency performance values of each of
                              the basket currencies
                              --------------------------------------------------
Currency Performance          With respect to each of the basket currencies:
                              [(initial exchange rate / final exchange rate) -
                              1] x weighting

                              Under the terms of the notes, a positive currency
                              performance means the basket currency has
                              appreciated relative to the U.S. dollar, while a
                              negative currency performance means the basket
                              currency has depreciated relative to the U.S.
                              dollar.
                              --------------------------------------------------
Exchange Rate                 With respect to each basket currency, the rate for
                              conversion of such basket currency into one U.S.
                              dollar.
                              --------------------------------------------------
Valuation Date                May 21, 2012
                              --------------------------------------------------
Coupon                        None
                              --------------------------------------------------
Listing                       The notes will not be listed on any securities
                              exchange.
                              --------------------------------------------------
Issue Price                   $1,000 per note
                              --------------------------------------------------
Expected Pricing Date(1)      This offering is expected to close for ticketing
                              on Monday - August 24, 2009.
                              --------------------------------------------------
(1)Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August  2009

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: August 2009 Offerings                             Page 17
--------------------------------------------------------------------------------
Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any
other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal
Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August  2009

MorganStanley SmithBarney
Client Strategy Guide: August 2009 Offerings Page 18

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured Investment will carry out hedging activities related to that Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any CD offering, you can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the equity-linked CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: August 2009 Offerings                             Page 19
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IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co.
Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

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of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in
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are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan
Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their
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Performance Leveraged Upside Securities, PLUS, SPARQS and RevCons are service marks of Morgan Stanley.

"Standard & Poor's(R)," "S&P(R)", "S&P 500(R)", "Select Sector SPDR(R) " and
"S&P GSCITM" are trademarks of The McGraw-Hill Companies, Inc. and have been
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advisability of investing in the securities.

"Dow Jones" and "Dow Jones Industrial AverageSM", are service marks of Dow Jones
& Company, Inc. and have been licensed for use for certain purposes by Morgan
Stanley. The securities based on the Dow Jones Industrials Average, are not
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"Dow Jones," "UBS", "Dow Jones-UBS Commodity IndexSM", "DJ-UBSSM" and
"DJ-UBSCISM" are service marks of Dow Jones & Company, Inc. and UBS AG, and have
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promoted by Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

iShares(R) is a service mark of Barclays Global Investors.

Copyright (C) by Morgan Stanley 2009, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    August  2009